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                            MASTER LEASE AGREEMENT
                                    (Quasi)


       THIS MASTER LEASE AGREEMENT, dated as of 2/27/98 ("Agreement"), between General Electric Capital Corporation, with an office at 44 Old Ridgebury Road, Danbury, CT, 06810-5105 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and Philip Brothers Chemicals, Inc. & Phibro-Tech, Inc. a corporation(s) organized and existing under the laws of the State of New Jersey with their mailing address and chief place of business at One Parker Plaza, Fort Lee, NJ 07024 (each jointly and severally being a "Lessee" and collectively hereinafter called "Lessee").

                                  WITNESSETH:

I.    LEASING:
(a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule. (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) paid in full invoice or other evidence of ownership of the Equipment, (iii) evidence of insurance which complies with the requirements of Section IX and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II.   TERM, RENT AND PAYMENT:
(a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("Lease Commencement Date"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing. (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rentals are payable, such Advance Rental shall be (a) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and
(iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such Schedule. In no event shall any Advance Rental or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of five cents ($0.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

III.  TAXES:
Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or

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related to the term of this Agreement including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) send a copy thereof to Lessor.

IV.   REPORTS:
(a) Lessee will notify Lessor in writing, within ten days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification. (b) Lessee will within 90 days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request Lessee will deliver to Lessor quarterly, within 90 days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee. (c) Lessee will permit Lessor to inspect any Equipment during normal business hours. (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification. (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed 10% of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage. If within 60 days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XI) or event which with notice or lapse of time (or both) would become such a default.

V. DELIVERY, USE AND OPERATION:
(a) All Equipment shall be shipped directly from the Supplier to Lessee. (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations. (c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR. (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which are granted in favor of or result from acts of Lessor.

VI.  SERVICE:
(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor's security interest therein. (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, and shall become subject to the lien of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property. (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

VII.  STIPULATED LOSS VALUE:
Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable

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determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). On the rental payment date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated as of the rental payment date next preceding such Casualty Occurrence ("Calculation Date"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.

VIII.  LOSS OR DAMAGE:
Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

IX. INSURANCE:
Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide (i) liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000.000.00) total liability per occurrence, and (ii) casualty/property damage coverage in an amount equal to the higher of the Stipulated Loss value or the full replacement cost of the Equipment, or at such other amounts as may be required by Lessor All such policies shall be with companies, and on terms, satisfactory to Lessor. Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed 10% of such unit's fair market value, or
(ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty
(30) days written notice to Lessor. Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

X.     RETURN OF EQUIPMENT:
(a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose;
(ii) if reinstallation, disassembly or crating is required, cause such units to be reinstalled, disassembled and crazed by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor, and
(iii) return such units to a location within the continental United States as Lessor shall direct. (b) Until Lessee has fully complied with the requirements of Section X(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee.

XI.    DEFAULT:
(a) Lessor may in writing declare this Agreement in default if Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days; Lessee breaches any of its insurance obligations under Section I; Lessee breaches any of its other obligations to Lessor hereunder or under any instrument, document or agreement between Lessor and Lessee and fails to cure that breach within


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thirty (30) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; or a petition is filed by or against Lessee under any bankruptcy or insolvency laws. Such declaration shall apply to all Schedules except as specifically excepted by Lessor. (b) After default, at the request of Lessor, Lessee shall comply with the provisions of
Section X(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental next preceding the declaration of default), and (ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessees, premises for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and (2) forthwith. (c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies hereunder, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default. Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

XII.   ASSIGNMENT:
Lessor may, without the consent of Lessee, assign this Agreement or any Schedule. Lessee agrees that if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned Equipment Schedule to such assignee or as instructed by Lessor. Lessee further agrees to confirm in writing receipt of a notice of assignment as may be reasonably requested by assignee. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

XIII. NET LEASE; NO SET-OFF, ETC:
This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV.   INDEMNIFICATION:
(a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents,

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employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark, copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublease or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing. (b) All of Lessor's rights, privileges and indemnities contained in this Section XIV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of and shall be enforceable by Lessor, its successors and assign.

XV.     DISCLAIMER:
LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, With RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVI.    REPRESENTATIONS AND WARRANTIES OF LESSEE:
Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule: (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located. (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws. (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained. (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party. (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement. (F) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property. (g) Each

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Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such Balance Sheet and Statement of Income, there has been no material adverse change. (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement). (i) The Equipment will at all times be used for commercial or business purposes.

XVII. OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:
(a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the forgoing sentence to the extent such a position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment. (b) Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that Lessor asserts a purchase money security interest in any items of Equipment ("PMSI Equipment"): (i) the PMSI Equipment shall secure only those sums which have been advanced by Lessor for the purchase of the PMSI Equipment, or the acquisition of rights therein, or the use thereof (the "PMSI Indebtedness"), and (ii) no other Equipment shall secure the PMSI Indebtedness. (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any
Schedule is determined to be subject to such laws, accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Lease, or in the event that all of the principal balance shall be prepaid so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control,
(b) neither Lessee nor any other person or entity now or hereafter Liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

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XVIII. EARLY TERMINATION:
(a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a Rent Payment Date ("Termination Date") upon at least 90 days prior written notice to Lessor. (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rental due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date. (c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee. (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section X) and (ii) pay to Lessor all amounts required under Section XVIII(b) less the amount of the highest bid certified by Lessee to Lessor.

XIX. EARLY PURCHASE OPTION:
(a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee. Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in this schedule on any Rent Payment Date following the First Termination Date as set forth in this Schedule, and prior to the date which is the scheduled expiration of this Lease, (the "Early Purchase Date") for a price equal to (i) the Termination Value (calculated as of the Early Purchase Date) for the Equipment, and (ii) all rent and other sums due and unpaid as of the Purchase Date (the "Early Option Price"), plus all applicable sales taxes on an AS IS BASIS. (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option"). (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Date, Lessee shall pay to Lessor any rent and other sums due and unpaid on the Early Purchase Date and Lessee shall pay the Early Option Price, plus all applicable sales taxes, to Lessor in cash.

XX. PURCHASE OPTION:
a. So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS, WHERE IS BASIS for cash equal to the amount indicated in such Schedule (the "Option Payment"). The Option Payment shall be due and payable in immediately available funds on the Expiration Date. (b) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same not less than 90 days prior to the Expiration Date.

XXI. MISCELLANEOUS:
(a) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY

RELATED TRANSACTION. In the event of litigation. this Lease may be filed as a written consent to a trial by the court (b) Unless and until Lessee exercises its rights under Section XIX above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provision of this Agreement. Any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall as all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. (c) Time is of the essence of this Agreement, Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject master hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.



                                                        /s/                 /s/
                                                        -----------------------
                                                          initials

(d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.


IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                                       LESSEE:

General Electric Capital Corporation        Philip Brothers Chemicals, Inc.

By: /s/ James R. Giaquinto                  By: /s/ Joseph M Katzenstein
    --------------------------------            ------------------------------

Name: James R. Giaquinto                    Name:  J. Katzenstein
      -----------------------------                ---------------------------

Title: Risk Analyst                         Title:  Treas
                                                   ---------------------------


                                            LESSEE:

                                            Phibro-Tech, Inc.


                                            By: /s/ Joseph M. Katzenstein
                                                ------------------------------

                                           Name:  J. Katzenstein
                                                   ---------------------------

                                            Title:  Treas
                                                    --------------------------

                               VEHICLE SCHEDULE
                                SCHEDULE NO. 1
                       DATED THIS 2/27/98
                       TO MASTER LEASE AGREEMENT
                       DATED AS OF 2/27/98

Lessor & Mailing Address:

General Electric Capital Corporation
Old Ridgebury Road
Danbury, CT 06810-5105

Lessee & Mailing Address:

Philip Brothers Chemicals, Inc.
One Parker Plaza
Fort Lee, NJ 07024

        &

Phibro-Tech,Inc.44
One Parker Plaza
Fort Lee, NJ07024


Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement"; said Agreement and this Schedule being collectively referred to as "Lease").

A.      Equipment

        Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.


B.      Financial Terms

        1.   Advance Rent (if any): $ Not Applicable.

        2.   Capitalized Lessor's Cost: $339,039.18.

        3.   Basic Terms, Lease Rate Factor: 2.063844%.

        4.   Daily Lease Rate Factor: 068795%.

        5.   Basic Term (No. of Months): 60.

        6.   Basic Term Commencement Date: 2/27/98.

        7.   Equipment Location: Various locations.

        8.   Lessee Federal Tax ID No: 131840-497.

        9.   Supplier: Acro Trailer, Comptank Corp., Freuhauf
                       Trailer Service, Inc., Poly- Coat Systems, Inc., Sterling Fluid Systems, Inc.

        10.  Last Delivery Date: 2/27/98

        11. First Termination Date: Thirty-six (36) months after the Basic Term Commencement Date.

        12.  Option Payment $1.00

        13.  Interest Rate: 8.77% per annum.

        14. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

C.      Term and Rent

        1 Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("Interim Period"), Lessee shall pay as rent ("Interim Rent") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on Not Applicable


        2 Basic Term Rent. Commencing on 4/1/98 and on the same day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessee shall pay as rent ("Basic Term Rent") the product of the Basic Term, Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.


        3 Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than 10% to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost (pursuant to paragraphs 1 and 2 above). Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

D.      Insurance

        I.   Public Liability: $1,000,000 total liability per occurrence.

        2 Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.



E.      Modifications and Additions to Agreement

        For purposes of this Schedule only, the Agreement is amended as follows:

        1. The first sentence of Section IV(d) shall be deleted in its entirety and the following substituted in its stead:


        (d) Lessee will promptly notify Lessor in writing of a change in the Equipment Location in the event that any unit of Equipment fails to return to such location for a period of ninety consecutive days.


        2. Section V(b) shall be amended to add the following sentence at the end thereof:


             Lessee will allow only qualified, properly licensed personnel selected, employed and controlled by Lessee to operate the Equipment.


        3. Section X(a) shall be amended by adding the following at the end thereof:


             Without limiting the foregoing, upon return, each unit of Equipment must meet (i) all of manufactures specifications for performance under full, rated loads and (ii) all of the following conditions:

             (A) Tires: All tires shall be of the same type (original size) and manufacturer (i.e., matched) and have a minimum of fifty percent (50%) remaining tread on original or recapped casings (except that only original casings shall be allowed on the front tires of any power unity.


             (B) Mileage: In the case of GVW Class 1 through 5 vehicles, average annual mileage shall not exceed 15,000 miles, and in the ease of GVW Class 6 through 8 vehicles, average annual mileage shall not exceed 100,000 miles. Should mileage exceed these limits, the Lessee agrees to pay a mileage surcharge of five cents ($.05) per mile on GVW class 1-5 vehicles and four cents ($.04) per mile on GVW class 6-8 vehicles, for additional mileage exceeding such limits. All mileage determinations shall be based upon hubodometer readings or, in the absence thereof, by odometer readings. Lessee shall promptly notify Lessor of any malfunction of the hubodometer or odometer.


             (C) General Condition: With respect to each unit, the cost of necessary repairs for damages to exterior and interior material, may not exceed $250, provided any glass shall not be broken, chipped or cracked. All mechanical and electrical equipment, including radios, heaters, air conditioners and refrigeration units must be in proper operating condition.


             (D) Documents and Records: Upon return of a unit or units of Equipment, all maintenance records, maintenance record jackets, repair orders, license plates, registration certificates and all other similar documents, in their entirety, will be returned to Lessor.


F. Interest Rate: interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.


        Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

       IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                     LESSEE:

General Electric Capital Corporation        Philip Brothers Chemicals, Inc.

By: /s/ James R. Giaquinto                  By: /s/ Joseph M. Katzenstein
    --------------------------------            -----------------------------
Name: James R. Giaqiunto                    Name: J. Katzenstein

Title: Risk Analyst                         Title: Treasurer

                                            Attest:

                                            By: /s/ Janet Franco
                                                -----------------------------
                                            Name: Janet Franco

                                             LESSEE:


                                             Phibro-Tech, Inc.

                                             By: Joseph M. Katzenstein
                                                 ---------------------
                                             Name: J. Katzenstein

                                             Title: Treas

                                    ANNEX A
                                      TO
                                SCHEDULE NO. 1
                       TO MASTER LEASE AGREEMENT
                       DATED AS OF 2/27/98


                           DESCRIPTION OF EQUIPMENT


                  Capitalized
Number              Cost
of Units           Per Unit            Manufacturer                Serial Numbers          Type and Model of
                                                                                               Equipment
One (1)         $783 63.22             Acro Trailer Co.            1A91l422V1005036        1997 Semi-Tank
                                                                                           Trailer 1 Model Tanker


Above equipment location: 10 Industry Ave., Joliet, IL 60435

One (1)         $73,290.82             Comptank Corp.              2C9LTA2B3VB075 115            1997 Vac Trailer
                                                                                           Model DOT-E-l 1903-NVRP

Above equipment location: 1000 N. First Street, Garland, TX 75040

One (1)         $75,627.00             Comptank Corp.              2C9LTA2B2VB17S090             1997 Vac Trailer 1
                                                                                           Model DOT-S-I 1903-NVRP

One (1)         $27,229.00             Fruehauf                    1JJF281FXWS44I306       1998 Trailer
                                                                                           Model Platform Trailer

One (1)         $73,900.80             Polar                       1PMC44323W2019060             1998 Trailer
                                                                                                 Model Tank

Above equipment location: 8851 Dice Road, Santa Fe Springs, CA 90670

One (1)         $l0,628.34             La Bour                     N/A                     Pump/Model LVAY.17


Above equipment location: Industrial Park, Highway 15 South, Sumter, SC 29150


  INCLUDING ALL PROCEEDS, ATTACHMENTS, ACCESSORIES, ADDITIONS OR SUBSTITUTIONS NOW OWNED OR HEREAFTER ATTACHED THERETO OR MADE A PART HEREOF.


The above is a complete list of the equipment and all attachments related to the equipment.


Initials  /s/                               /s/ J. Katzenstein
          Lessor                            ------------------
                                            Lessee

                                            /s/ J. Katzenstein
                                            ------------------
                                            Lessee

                                    ANNEX C

                                      TO

                                SCHEDULE NO. 1

                           TO MASTER LEASE AGREEMENT

                           DATED AS OF            2/27/98
                           CERTIFICATE OF ACCEPTANCE



To:      General Electric Capital Corporation ("Lessor")


       Pursuant to the provisions of the above schedule and lease
(collectively, the "Lease"), Lessee hereby certifies and warrants that (a) all Equipment listed in the related invoice is in good condition and appearance, installed (if applicable), and in working order, and (b) Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.


       Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.

Philipp Brothers Chemicals, Inc.
By:  /s/ Joseph M. Katzenstein
     -------------------------
Title:  Treas
Dated:  2/27/98

Phibro-Tech, Inc.
By:  /s/ Joseph M. Katzenstein
     -------------------------
Title:  Treas
Dated:  2/27/98

                                    ANNEX D
                                      TO
                                SCHEDULE NO. 1
                           TO MASTER LEASE AGREEMENT
                              DATED AS OF 2/27/98




                  STIPULATED LOSS AND TERMINATION VALUE TABLE

                                                 stipulated
                               termination          loss
                 payment         value              value
                  number       % of cost          % of cost
                    1            101.666          105.572
                    2            100.321          104.179
                    3             98.967          102.776
                    4             97.603          101.362
                    5             96.230           99.939
                    6             94.846           98.506
                    7             93.452           97.063
                    8             92.048           95.610
                    9             90.633           94.146
                   10             89.209           92.673
                   11             87.774           91.188
                   12             86.328           89.694
                   13             84.872           88.188
                   14             83.405           86.673
                   15             81.928           85.146
                   16             80.440           83.609
                   17             78.941           82.060
                   18             77.431           80.501
                   19             75.910           78.931
                   20             74.378           77.350
                   21             72.835           75.758
                   22             71.280           74.154
                   23             69.714           72.539
                   24             68.137           70.912
                   25             66.548           69.274
                   26             64.948           67.625
                   27             63.336           65.964
                   28             61.712           64.291
                   29             60.077           62.606
                   30             58.429           60.909

Initials:  /s/                      /s/ Joseph M. Katzenstein
           ---------                -------------------------
           Lessor                   Lessee

                                    /s/ Joseph M. Katzenstein
                                    -------------------------
                                    Lessee


       The Stipulated Loss Value or Termination Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                    ANNEX D
                                      TO
                                SCHEDULE NO. 1
                           TO MASTER LEASE AGREEMENT
                              DATED AS OF 2/27/98


                  STIPULATED LOSS AND TERMINATION VALUE TABLE
                                                  stipulated
                                termination         loss
                payment           value             value
                number          % of cost        % of cost
                  31              56.769           59.201
                  32              55.098           57.480
                  33              53.414           55.747
                  34              51.718           54.001
                  35              50.009           52.244
                  36              48.288           50.474
                  37              46.555           48.691
                  38              44.809           46.895
                  39              43.050           45.087
                  40              41.278           43.266
                  41              39.493           41.433
                  42              37.696           39.586
                  43              35.885           37.726
                  44              34.061           35.853
                  45              32.224           33.966
                  46              30.373           32.066
                  47              28.509           30.153
                  48              26.631           28.226
                  49              24.739           26.285
                  50              22.834           24.331
                  51              20.915           22.362
                  52              18.982           20.380
                  53              17.034           18.384
                  54              15.073           16.373
                  55              13.097           14.348
                  56              11.107           12.309
                  57               9.102           10.255
                  58               7.083            8.186
                  59               5.049            6.103
                  60               3.000            4.005

Initials:  /s/                      /s/ Joseph M. Katzenstein
          ----------                -------------------------
          Lessor                    Lessee

                                    /s/ Joseph M. Katzenstein
                                    -------------------------
                                    Lessee

          The Stipulated Loss Value or Termination Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost or such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                   ADDENDUM
                               TO SCHEDULE NO. I
                           TO MASTER LEASE AGREEMENT
                                     (GPO)
                        DATED AS OF             2/27/98


       THIS ADDENDUM ("Addendum") amends and supplements the above referenced Schedule ("Schedule") between General Electric Capital Corporation ("Lessor"), and Philip Brothers Chemicals, Inc. & Phibro-Tech, Inc. ("Lessee"), and is hereby incorporated into the Schedule as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.


       1. Lessee hereby irrevocably agrees to purchase the Equipment upon the expiration of the Basic Term. Lessee shall pay the Lessor the purchase price of $1.00 in cash for the Equipment, on or before 3/1/03.



       2. The Equipment shall be sold to Lessee and possession made available to Lessee "As-Is" and Where-Is; Lessor will not make any representation or warranty, express or implied, including, but not limited to any warranty as to fitness for any particular or other purpose, merchantability or patent infringement, except that Lessor shall have the right to sell the Equipment and shall transfer to Lessee good title free and clear of any superior lien or encumbrance created by Lessor. Lessee is liable for any taxes payable as a result of this sale.


       Except as expressly modified hereby all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Lease or the Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

       IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                     LESSEE:


General Electric Capital Corporation        Philip Brothers Chemicals, Inc.


By: /s/ James R. Giaqiunto                  By: /s/ Joseph M. Katzenstein
    ----------------------                      -------------------------

Name: James R. Giaquinto                    Name: J. Katzenstein

Title: Risk Analyst                         Title: Treas

                                            Attest:

                                            By: /s/ Janet Franco
                                                ---------------------------
                                            Name: Janet Franco

                                            LESSEE:
                                            By:  /s/ Joseph M. Katzenstein
                                                ---------------------------
                                            Name:  J. Katzenstein

                                            Title: Treasurer

                                            Attest:

                                            By: /s/ Janet Franco
                                                ---------------------------
                                                Name: Janet Franco

                 CROSS-COLLATERAL AND CROSS-DEFAULT AGREEMENT

General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, CT 06810-5105

Gentlemen:


        You have entered into or purchased one or more conditional sale contracts, lease agreements, chattel mortgages, security agreements, notes and other chooses in action (herein designated "Accounts") arising from the bona fide sale or lease to us, by various vendors or lessors, of equipment and inventory (herein designated "Collateral") and/or you have made direct loans to or otherwise extended credit to us evidenced by Accounts creating security interests in Collateral.

        In order to induce you to extend our time of payment on one or more Accounts and/or to make additional loans to us and/or to purchase additional Accounts and/or to lease us additional equipment, and in consideration of you so doing, and for other good and valuable consideration, the receipt of which we hereby acknowledge, we agree as follows:


        All presently existing and hereafter acquired Collateral in which you have or shall have a security interest shall secure the payment and performance of all of our liabilities and obligations to you of every kind and character, whether joint or several, direct or indirect, absolute or contingent, due or to become due, and whether under presently existing or hereafter created Accounts or agreements, or otherwise.

        We further agree that your security interest in the property covered by any Account now held or hereafter acquired by you shall not be terminated in whole or in part until and unless all indebtedness of every kind, due or to become due, owed by us to you is fully paid and satisfied and the terms of every Account have been fully performed by us. It is further agreed that you are to retain your security interest in all property covered by all Accounts held or acquired by you, as security for payment and performance under each such Account, notwithstanding the fact that one or more of such Accounts may become fully paid.


        This instrument is intended to create cross-default and cross-security between and among all the within described Accounts now owned or hereafter acquired by you.

        A default under any Account or agreement shall be deemed to be a default under all other Accounts and agreements. A default shall result if we fail to pay any sum when due on any Account or agreement, or if we breach any of the other terms and conditions thereof, or if we become insolvent, cease to do business as a going concern, make an assignment for the benefit of creditors, or if a petition for a receiver or in bankruptcy is filed by or against us, or if any of our property is seized, attached or levied upon. Upon our default any or all Accounts and agreements shall, at your option, become immediately due and payable without notice or demand to us or any other party obligated thereon, and you shall have and may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the applicable jurisdiction and as otherwise granted to you under any Account or other agreement. We hereby waive, to the maximum extent permitted by law, notices of default, notices of repossession and sale or other disposition of collateral, and all other notices, and in the event any such notice cannot be waived, we agree that if such notice is mailed to us postage prepaid at the address shown below at least five (5) days prior to the exercise by you of any of your rights or remedies, such notice shall be deemed to be reasonable and shall fully satisfy any requirement for giving notice.

        All rights granted to you hereunder shall be cumulative and not alternative, shall be in addition to and shall in no manner impair or affect your rights and remedies under any existing Account, agreement, statute or rule of law.


        This agreement may not be varied or altered nor its provisions waived except by your duly executed written agreement. This agreement shall inure to the benefit of your successors and assigns and shall be binding upon our heirs, administrators, executors, legal representatives, successors and assigns.

        IN WITNESS WHEREOF, this agreement is executed this 27th day of February, 1998.


LESSEE:                                                               LESSEE:



Philip Brothers Chemicals, Inc.                  Phibro-Tech, Inc.
(Name of Proprietorship,                         (Name of Proprietorship,
Partnership or Corporation, as applicable)       Partnership or Corporation, as
                                                 applicable)


By: /s/ Joseph M. Katzenstein                    By: /s/ Joseph M. Katzenstein
    -------------------------                        -------------------------
    (Signature)                                      (Signature)


Title: Treas                                     Title: Treas
(Owner, Partner, or                              (Owner, Partner, or
Officer, as applicable)                          Officer, as applicable)

Address: One Parker Plaza                        Address: One Parker Plaza
         Fort Lee, NJ 07024                               Fort Lee, NJ 07024